(Exhibit 11)

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                     (In millions, except per share amounts)

                                                   Three Months Ended          Nine Months Ended
                                                      September 30,              September 30,
                                                 ---------------------       --------------------
                                                   1999          1998          1999        1998
                                                 -------       -------       -------      -------
Net earnings (loss)                              $   142       $    (2)      $   103      $   201
Effect of dilutive securities
   Preferred securities of subsidiary trust
                                                 -------       -------       -------      -------
Net earnings (loss) - assuming dilution          $   142       $    (2)      $   103      $   201
                                                 =======       =======       =======      =======
Average common shares outstanding                  413.5         412.2         412.9        410.5
Effect of dilutive securities
   Long-term incentive plan deferred
     compensation                                                 (0.8)                      (0.8)
   Stock options                                     3.3           0.9           3.3          2.7
   Preferred securities of subsidiary trust
                                                 -------       -------       -------      -------
Average common shares outstanding -
   assuming dilution                               416.8         412.3         416.2        412.4
                                                 =======       =======       =======      =======
Earnings (loss) per common share                 $  0.34       $ (0.01)      $  0.25      $  0.49
                                                 =======       =======       =======      =======
Earnings (loss) per common share -
   assuming dilution                             $  0.34       $ (0.01)      $  0.25      $  0.49
                                                 =======       =======       =======      =======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.